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                                                                     EXHIBIT 5.1

                             PORTER & HEDGES, L.L.P.

                         ATTORNEYS AND COUNSELORS AT LAW
                          1000 MAIN STREET, 36TH FLOOR
                            HOUSTON, TEXAS 77002-6336
                         ------------------------------
                                                                MAILING ADDRESS:
                            TELECOPIER (713) 228-1331              P.O. BOX 4744
                            TELEPHONE (713) 226-6000      HOUSTON, TX 77210-4744


                                  May 12, 2005

                                                                     005708/0010

Blue Dolphin Energy Company
801 Travis, Suite 2100
Houston, Texas 77002

      Re: Registration Statement Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Blue Dolphin Energy Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a registration statement on Form S-3 (the "Registration Statement") of the offer and resale from time to time of up to 3,543,985 shares (the "Shares") of the Company's common stock, par value $0.01 per share.

      We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

      Based upon such examination and review, we are of the opinion that (1) the Shares (other than Shares issuable upon the exercise of options and warrants) are duly authorized, legally issued, and, to our knowledge, are fully paid and non-assessable; and (2) the Shares issuable upon exercise of options and warrants have been duly authorized, and when issued upon exercise thereof in accordance with the terms of such options and warrants, will be legally issued, fully paid and non-assessable.

      We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the

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Blue Dolphin Energy Company
801 Travis, Suite 2100
Houston, Texas 77002

category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

      This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                                    Very truly yours,

                                                    /s/ Porter & Hedges, L.L.P.
                                                    ---------------------------
                                                    Porter & Hedges, L.L.P.

/an